Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Houston, February 22, 2016 – Superior Energy Services, Inc. (the “Company”) today announced an adjusted net loss from continuing operations for the fourth quarter of 2015 of $61.3 million, or $0.41 per share, excluding special items, on revenue of $545.2 million. This compares to an adjusted net loss from continuing operations of $68.8 million, or $0.46 per share, excluding special items, for the third quarter of 2015, on revenue of $601.4 million, and net income from continuing operations of $73.4 million, or $0.48 per diluted share, for the fourth quarter of 2014, on revenue of $1,178.6 million. The reported loss from continuing operations for the fourth quarter of 2015 was $214.5 million, or $1.43 per share.

The Company recorded a pre-tax expense of $211.8 million in reduction in value of assets and other charges in the fourth quarter of 2015. These charges included a $175.6 million impairment of long-lived assets, primarily in the Technical Solutions segment and $36.2 million of restructuring costs related to a previously announced, extensive product line integration and reorganization. The Company recorded revenue from a contract termination fee of $22.9 million as a result of a customer discontinuing its arctic exploration program. This fee is included in the Company’s adjusted net loss from continuing operations.

For the year ended December 31, 2015, the Company’s net loss from continuing operations was $1,807.8 million, or $12.02 per share, on revenue of $2,774.6 million as compared with net income from continuing operations of $280.8 million, or $1.79 per diluted share, on revenue of $4,556.6 million for the year ended December 31, 2014.

“We continued to reduce our cost structure, increase our cash balances and focus on cash flow generation during the fourth quarter,” said David Dunlap, President and CEO. “Operationally, most product and service lines with exposure to onshore U.S. land markets continued to be impacted negatively by lower levels of activity and pricing pressure. In the Gulf of Mexico, project oriented work improved sequentially, driven by our hydraulic workover and snubbing and completion tools businesses. Internationally, increased coiled tubing utilization was offset by lower activity levels and pricing across the businesses in our drilling products and services segment.

“Although our long-term strategy of disciplined, geographic expansion remains unchanged, expectations for prolonged industry weakness compels us to emphasize our near-term priorities of cost reduction and cash preservation. Our efforts along these lines include identifying further opportunities internally for restructuring and reducing our 2016 capital plans significantly from 2015 levels. We expect 2016 capital expenditures to be within operating cash flows and concentrated on maintenance related activities.

“Additionally, we have renegotiated and extended our credit facility, which now matures in 2019 and includes covenants that are aligned with the current state of the industry. This extension pushes our nearest debt maturity to 2019. We do not anticipate needing any external capital to fund our operations and are prepared financially for a prolonged period of low levels of oil field activity.”

Fourth Quarter 2015 Geographic Breakdown

U.S. land revenue was $243.5 million in the fourth quarter of 2015, as compared with $338.3 million in the third quarter of 2015 and $805.2 million in the fourth quarter of 2014. Gulf of Mexico revenue, which includes a $22.9 million contract termination fee recorded during the quarter, was $169.7 million, as compared with $131.9 million in the third quarter of 2015 and $193.5 million in the fourth quarter of 2014. International revenue was $132.0 million, as compared with $131.2 million in the third quarter of 2015 and $179.9 million in the fourth quarter of 2014.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the fourth quarter of 2015 was $111.7 million, a 13% decrease from third quarter 2015 revenue of $128.5 million and a 53% decrease from fourth quarter 2014 revenue of $234.9 million.

U.S. land revenue decreased 13% sequentially to $29.0 million, Gulf of Mexico revenue decreased 10% sequentially to $50.0 million and international revenue decreased 18% sequentially to $32.7 million. Lower revenues were driven by pricing pressure and lower utilization caused by further reductions of customer activity and spending.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the fourth quarter of 2015 was $153.8 million, a 24% decrease from third quarter 2015 revenue of $202.9 million and a 67% decrease from fourth quarter 2014 revenue of $469.3 million. In addition to seasonal activity reductions, pricing and utilization continued to trend lower in this segment during the fourth quarter. During the fourth quarter, the Company suspended horizontal well fracturing operations in North Dakota. The Company’s cash return criteria were not being met in this region and it has elected to forego revenue opportunities there until the operating environment improves.

Production Services Segment

The Production Services segment revenue in the fourth quarter of 2015 was $135.6 million, a 17% decrease from third quarter 2015 revenue of $163.9 million and a 60% decrease from fourth quarter 2014 revenue of $342.0 million.

U.S. land revenue decreased 44% sequentially to $48.4 million due to lower activity levels across all service lines. Gulf of Mexico revenue increased 14% sequentially to $14.1 million and international revenue increased 12% sequentially to $73.1 million, primarily due to anticipated increases in hydraulic workover and snubbing activity.

Technical Solutions Segment

The Technical Solutions segment revenue in the fourth quarter of 2015 was $144.1 million, a 36% increase from third quarter 2015 revenue of $106.1 million and a 9% increase from fourth quarter 2014 revenue of $132.4 million.

U.S. land revenue decreased 23% sequentially to $12.3 million primarily due lower completion tools revenue which was offset partially by an increase in well control revenues. Gulf of Mexico revenue increased 65% sequentially to $105.6 million resulting from a contract termination fee of $22.9 million, increased completion tool revenue from deep water project sales and an increase in plug and abandonment activity. International revenue of $26.2 million was unchanged sequentially.

Credit Facility Amendment and Extension

The Company has amended and extended its credit facility. The amended agreement results in a $470.3 million credit facility which matures in 2019 and no longer has a term loan component. Financial covenants associated with this agreement are Net Debt to EBITDA and EBITDA to Interest coverage ratios and a minimum cash balance requirement. The Company filed a form 8-K earlier today relating to this agreement which contains additional details.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Standard Time on Tuesday, February 23, 2016. The call can be accessed from the Company’s website at www.superiorenergy.com, or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through March 8, 2016 and may be accessed by calling 201-612-7415 and using the pass code 13628480#. An archive of the webcast will be available after the call for a period of 60 days at www.superiorenergy.com.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

The press release contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of the Company’s management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which the Company may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs and environmental matters on the Company’s operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for the Company’s pressure pumping services; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting the Company’s operations; the potential shortage of skilled workers; risks inherent in acquiring businesses; risks associated with business growth outpacing the capabilities of the Company’s infrastructure and workforce; political, economic and other risks and uncertainties associated with the Company’s international operations; the Company’s continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on the Company’s operations; and other risks disclosed in our periodic reports filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which the Company cannot control or anticipate. Further, the Company may make changes to its business strategies and plans (including its capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, the Company’s assumptions or otherwise, any of which could or will affect its results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in the forward-looking statements. The Company undertakes no obligation to update any of its forward-looking statements for any reason and, notwithstanding any changes in the assumptions, changes in the Company’s business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2015 and 2014

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$545,150	$1,178,626	$2,774,565	$4,556,622
Cost of services and rentals (exclusive of items shown separately below)	397,548	711,243	1,865,812	2,734,833
Depreciation, depletion, amortization and accretion	144,818	157,377	612,147	650,814
General and administrative expenses	106,896	166,740	510,708	624,371
Reduction in value of assets	175,618	—	1,738,887	—

Income (loss) from operations	(279,730)	143,266	(1,952,989)	546,604

Other income (expense):
Interest expense, net	(26,105)	(24,124)	(97,318)	(96,734)
Other income (expense)	1,144	(6,201)	(9,476)	(7,681)

Income (loss) from continuing operations before income taxes	(304,691)	112,941	(2,059,783)	442,189

Income taxes	(90,144)	39,577	(252,020)	161,399

Net income (loss) from continuing operations	(214,547)	73,364	(1,807,763)	280,790

Loss from discontinued operations, net of income tax	(22,848)	(7,238)	(46,955)	(22,973)

Net income (loss)	$(237,395)	$66,126	$(1,854,718)	$257,817

Basic earnings (losses) per share:
Net income (loss) from continuing operations	$(1.43)	$0.49	$(12.02)	$1.81
Loss from discontinued operations	(0.15)	(0.05)	(0.31)	(0.15)

Net income (loss)	$(1.58)	$0.44	$(12.33)	$1.66

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(1.43)	$0.48	$(12.02)	$1.79
Loss from discontinued operations	(0.15)	(0.05)	(0.31)	(0.14)

Net income (loss)	$(1.58)	$0.43	$(12.33)	$1.65

Weighted average common shares used in computing earnings per share:
Basic	150,726	151,287	150,461	155,154

Diluted	150,726	152,399	150,461	156,726

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

(in thousands)

(audited)

	12/31/2015	12/31/2014
ASSETS

Current assets:
Cash and cash equivalents	$564,017	$393,046
Accounts receivable, net	428,514	926,768
Prepaid expenses	42,298	74,750
Inventory and other current assets	165,062	185,429
Assets held for sale	95,234	116,680

Total current assets	1,295,125	1,696,673

Property, plant and equipment, net	2,123,291	2,733,839
Goodwill	1,140,101	2,468,409
Notes receivable	52,382	25,970
Intangible and other long-term assets, net	303,345	392,891

Total assets	$4,914,244	$7,317,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,475	$225,306
Accrued expenses	271,246	363,747
Income taxes payable	9,185	40,213
Current portion of decommissioning liabilities	19,052	—
Current maturities of long-term debt	29,957	20,941
Liabilities held for sale	4,661	61,840

Total current liabilities	448,576	712,047

Deferred income taxes	383,069	670,858
Decommissioning liabilities	98,890	88,000
Long-term debt, net	1,588,263	1,600,373
Other long-term liabilities	184,634	166,766

Total stockholders’ equity	2,210,812	4,079,738

Total liabilities and stockholders’ equity	$4,914,244	$7,317,782

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED DECEMBER 31, 2015, SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

(in thousands)

(unaudited)

	Three months ended,
	December 31, 2015	September 30, 2015	December 31, 2014
Revenue
Drilling Products and Services	$111,638	$128,489	$234,977
Onshore Completion and Workover Services	153,819	202,912	469,259
Production Services	135,621	163,937	342,026
Technical Solutions	144,072	106,058	132,364

Total Revenues	$545,150	$601,396	$1,178,626

	December 31, 2015	September 30, 2015	December 31, 2014
Income (Loss) from Operations
Drilling Products and Services	$(33,126)	$6,997	$78,042
Onshore Completion and Workover Services	(88,147)	(795,397)	41,012
Production Services	(54,829)	(46,065)	10,200
Technical Solutions	(103,628)	(10,202)	14,012

Total Income (Loss) from Operations	$(279,730)	$(844,667)	$143,266

	December 31, 2015	September 30, 2015	December 31, 2014
Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$(8,107)	$7,536	$78,042
Onshore Completion and Workover Services	(64,831)	(53,206)	41,012
Production Services	(22,034)	(23,818)	10,200
Technical Solutions	27,079	(9,046)	14,012

Total Adjusted Income (Loss) from Operations	$(67,893)	$(78,534)	$143,266

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended December 31 and September 30, 2015. There were no adjustments for the three months ended December 31, 2014.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended December 31 and September 30, 2015

(in thousands)

(unaudited)

	Three months ended,
	December 31, 2015		September 30, 2015
	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(214,547)	$(1.43)	$(816,587)	$(5.42)
Reduction in value of assets and other items, net of tax	153,263	1.02	747,763	4.96

Adjusted net loss from continuing operations	$(61,284)	$(0.41)	$(68,824)	$(0.46)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended December 31 and September 30, 2015

(in thousands)

(unaudited)

	Three months ended, December 31, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported loss from operations	$(33,126)	$(88,147)	$(54,829)	$(103,628)	$(279,730)
Reduction in value of assets	24,440	2,966	23,308	124,904	175,618
Restructuring costs	579	20,350	9,487	5,803	36,219

Adjusted loss from operations	$(8,107)	$(64,831)	$(22,034)	$27,079	$(67,893)

	Three months ended, September 30, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$6,997	$(795,397)	$(46,065)	$(10,202)	$(844,667)
Reduction in value of assets	—	740,000	15,632	—	755,632
Restructuring costs	539	2,191	6,615	1,156	10,501

Adjusted income (loss) from operations	$7,536	$(53,206)	$(23,818)	$(9,046)	$(78,534)